                                                                     EXHIBIT 4.3



                                                                  EXECUTION COPY


================================================================================


                                    INDENTURE


                            Dated as of July 15, 1999


                                     Between


                               ZALE FUNDING TRUST,
                                    as Issuer

                                       And

                              THE BANK OF NEW YORK,
                as Indenture Trustee and Securities Intermediary



================================================================================


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                                TABLE OF CONTENTS
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ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01.         Definitions.......................................................................1

ARTICLE II            ISSUE, EXECUTION, FORM, REGISTRATION AND PAYMENT OF NOTES..................................2

         Section 2.01.         [Reserved]........................................................................2

         Section 2.02.         Execution of Notes................................................................2

         Section 2.03.         Authentication and Delivery of Notes..............................................2

         Section 2.04.         Certificate of Authentication.....................................................2

         Section 2.05.         Book-Entry Notes..................................................................2

         Section 2.06.         Legends...........................................................................3

         Section 2.07.         Notices to Clearing Agency........................................................4

         Section 2.08.         Letter of Representations.........................................................4

         Section 2.09.         Definitive Notes..................................................................4

         Section 2.10.         Note Register; Persons Deemed Registered Noteholders..............................5

         Section 2.11.         [Reserved]........................................................................5

         Section 2.12.         [Reserved]........................................................................5

         Section 2.13.         [Reserved]........................................................................5

         Section 2.14.         Exchange and Transfer.............................................................5

         Section 2.15.         Mutilated, Defaced, Destroyed, Lost or Stolen Notes...............................7

         Section 2.16.         Cancellation of Notes, Disposition Thereof........................................8

         Section 2.17.         Temporary Notes...................................................................8

         Section 2.18.         Appointment of Indenture Trustee..................................................9

         Section 2.19.         Issuer and Affiliate..............................................................9

         Section 2.20.         [Reserved]........................................................................9

         Section 2.21.         Certain Certificates..............................................................9

         Section 2.22.         Issuance of Notes.................................................................9

         Section 2.23.         Uncertificated Classes...........................................................10

ARTICLE III           SECURITY INTEREST.........................................................................12

         Section 3.01.         Security Interest................................................................12

         Section 3.02.         [Reserved].......................................................................13

         Section 3.03.         License..........................................................................13
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         Section 3.04.         The Issuer Remains Liable........................................................13

         Section 3.05.         Delivery of Certain Collateral...................................................13

ARTICLE IV            BANK ACCOUNTS AND COLLECTIONS.............................................................15

         Section 4.01.         Post Office Boxes and Collection Deposit Accounts................................15

         Section 4.02.         Rights of Noteholders............................................................16

         Section 4.03.         Establishment of Collection Account and Excess Funding Account...................16

         Section 4.04.         Collections and Allocations......................................................19

         Section 4.05.         Shared Principal Collections.....................................................19

         Section 4.06.         Allocation of Trust Assets to Series or Groups...................................20

         Section 4.07.         Excess Finance Charge............................................................20

         Section 4.08.         Correction of Improper Deposits..................................................20

ARTICLE V             DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS..................................................22

ARTICLE VI            SERVICING OF PURCHASED RECEIVABLES........................................................23

         Section 6.01.         Servicing of Purchased Receivables...............................................23

ARTICLE VII           REPRESENTATIONS AND WARRANTIES............................................................24

         Section 7.01.         Representations and Warranties of the Issuer.....................................24

ARTICLE VIII          COVENANTS.................................................................................26

         Section 8.01.         Affirmative Covenants of the Issuer..............................................26

         Section 8.02.         Negative Covenants of the Issuer.................................................29

ARTICLE IX            REDEMPTIONS...............................................................................32

         Section 9.01.         Optional Redemption of the Notes.................................................32

         Section 9.02.         Legal Final Maturity Date of the Notes...........................................32

ARTICLE X             REMEDIES OF THE TRUSTEE AND NOTEHOLDERS...................................................33

         Section 10.01.        Early Amortization Events........................................................33

         Section 10.02.        Remedies.........................................................................33

         Section 10.03.        Indenture Trustee May Enforce Claims Without Possession of the Notes.............34

         Section 10.04.        Restoration of Rights............................................................34

         Section 10.05.        Limitations on Suits by Noteholders..............................................34

         Section 10.06.        Control by Noteholders...........................................................35
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         Section 10.07.        Indenture Trustee To Give Notice of Early Amortization Event, But May
                               Withhold in Certain Circumstances................................................35

ARTICLE XI            CONCERNING THE TRUSTEE....................................................................36

         Section 11.01.        Duties and Responsibilities of the Indenture Trustee.............................36

         Section 11.02.        Certain Rights of the Indenture Trustee..........................................37

         Section 11.03.        Certificate of Authorized Officer and Opinion of Counsel.........................39

         Section 11.04.        Indemnification..................................................................39

         Section 11.05.        Fees and Expenses of the Indenture Trustee.......................................40

         Section 11.06.        Acts of Noteholders..............................................................40

         Section 11.07.        Payments on the Notes............................................................40

         Section 11.08.        Documents and Information........................................................40

         Section 11.09.        Application of Funds; Return of Unclaimed Funds..................................40

         Section 11.10.        Forwarding of Notices............................................................41

         Section 11.11.        Notes Held by the Indenture Trustee; Rights of Indenture Trustee.................41

         Section 11.12.        Inspection.......................................................................41

         Section 11.13.        Indenture Trustee; Resignation; Removal; Successors..............................41

         Section 11.14.        Merger and Consolidation.........................................................43

         Section 11.15.        Separate Indenture Trustees or Co-Trustees.......................................43

         Section 11.16.        The Securities Intermediary......................................................44

ARTICLE XII           DISCHARGE OF INDENTURE....................................................................46

         Section 12.01.        Satisfaction and Discharge of Indenture..........................................46

ARTICLE XIII          AMENDMENTS................................................................................47

         Section 13.01.        Modification of Terms without Consent of Noteholders.............................47

         Section 13.02.        Modifications of Terms with Consent of Noteholders...............................47

         Section 13.03.        Amendment of the Purchase and Servicing Agreement................................48

         Section 13.04.        Indenture Trustee................................................................48

         Section 13.05.        Notes............................................................................48

ARTICLE XIV           MISCELLANEOUS.............................................................................49

         Section 14.01.        Notices..........................................................................49

         Section 14.02.        No Waiver; Remedies Cumulative...................................................50

         Section 14.03.        Binding Effect...................................................................50
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         Section 14.04.        GOVERNING LAW....................................................................51

         Section 14.05.        Headings.........................................................................51

         Section 14.06.        WAIVER OF JURY TRIAL.............................................................51

         Section 14.07.        Severability.....................................................................51

         Section 14.08.        No Petition in Bankruptcy........................................................51

         Section 14.09.        Counterparts.....................................................................51

         Section 14.10.        Jurisdiction; Consent to Service of Process......................................52

         Section 14.11.        No Recourse......................................................................52

         Section 14.12.        Limitation of Liability..........................................................52

         Section 14.13.        Independent Investigation........................................................53

         Section 14.14.        Institution of Insolvency Proceedings............................................53
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Exhibits
- --------

Exhibit A           [Reserved]
Exhibit B           [Reserved]
Exhibit C           [Reserved]
Exhibit D           [Reserved]
Exhibit E           Form of Notice of Noteholders
Exhibit F           Reserved
Exhibit G           Form of Certificate of Transferor (Transfer of Beneficial
                     Interest in Restricted Global Notes)
Exhibit H           Form of Assignment (Transfer of Notes)
Exhibit I           Form of Certificate of Transferor (Transfer  of Notes)
Exhibit J           Form of Transferee Letter (Transfer of Notes)
Exhibit K           Form of Certificate of Transferor (NonRule 144A/Rule 904
                     Transfer of Notes)
Exhibit L           Form of Certificate of Transferee (NonRule 144A/Rule 904
                     Transfer of Notes)
Exhibit M           Form of Standing Delivery Order
Exhibit N           Form of Collection Deposit Account Letter
Exhibit O           Reserved

Schedules
- ---------

Schedule I          Post Office Boxes, Collection Deposit Account Banks,
                     Collection Deposit Accounts, Collection Account, Excess Funding Account, Optional Redemption Account
Schedule II         Reserved
Schedule III        UCC Filing Jurisdictions

Annexes
- -------

Annex I             Glossary of Terms
Annex II            Reserved
Annex III           Calculation of Partial Redemption Premium
Annex IV            Calculation of Pro Forma Net Yield

         This INDENTURE (this "Indenture"), dated as of July 15, 1999, between ZALE FUNDING TRUST, a Delaware business trust (the "Issuer"), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, not in its individual capacity, but solely as Indenture Trustee (the "Indenture Trustee") and Securities Intermediary (in such capacity, the "Securities Intermediary").

                               W I T N E S S E T H

         WHEREAS, the Issuer, the Seller, the Servicer, the Indenture Trustee and the Noteholders desire to enter into a receivables financing facility pursuant to which, inter alia, (1) the Issuer shall purchase from the Seller and the Seller shall sell to the Issuer, Receivables, (2) the Issuer shall purchase Receivables with, inter alia, net cash proceeds received by the Issuer from the issuance and sale of the Notes and cash collections on the Purchased Receivables, (3) the repayment of the Notes shall be secured by a security interest in substantially all of the assets of the Issuer, including the Purchased Receivables, and (4) the Servicer shall service the Purchased Receivables, in each case in accordance with the terms and conditions set forth in the Transaction Documents;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used but not otherwise defined in this Indenture are used in this Indenture with the meanings assigned to such terms in the Glossary of Terms attached to this Indenture as Annex I.

                               [END OF ARTICLE I]

                                   ARTICLE II
                             ISSUE, EXECUTION, FORM,
                        REGISTRATION AND PAYMENT OF NOTES

         Section 2.01. [Reserved]

         Section 2.02. Execution of Notes. The Notes of each Series shall be signed on behalf of the Issuer by one of the Authorized Officers of the Owner Trustee. Such signatures may be the manual or facsimile signatures of the present or any future such officers of the Owner Trustee on behalf of the Issuer. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Indenture Trustee. In case any such officer of the Owner Trustee on behalf of the Issuer who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Indenture Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Owner Trustee on behalf of the Issuer; and any Note may be signed on behalf of the Issuer by such officers as, at the actual date of the execution of such Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such officer was not such an officer.

         Section 2.03. Authentication and Delivery of Notes. Notes executed by the Owner Trustee on behalf of the Issuer as set forth in Section 2.02 of this Indenture shall be delivered to the Indenture Trustee for authentication, and upon such delivery and written direction, an Authorized Officer of the Indenture Trustee shall authenticate and deliver such Notes. Each Note shall be dated the date of its authentication.

         Section 2.04. Certificate of Authentication. Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in the applicable Indenture Supplement, authenticated by the Indenture Trustee by manual signature of one of its Authorized Officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication by the Indenture Trustee upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered under this Indenture and that the Noteholder thereof is entitled to the benefits of this Indenture.

         Section 2.05. Book-Entry Notes. Unless otherwise specified in the related Indenture Supplement for any Series or Class, the Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Depository, as the initial Clearing Agency, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the Depository, and no Noteholder will receive a Definitive Note representing such Noteholder's interest in the Notes, except as provided in
Section 2.09. Unless and until certificated, fully registered Notes (the "Definitive Notes") have been issued to Noteholders pursuant to Section 2.09 or as otherwise specified in any related Indenture Supplement:

         (a) the provisions of this Section 2.05 shall be in full force and effect;



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

         (b) the Issuer, the Servicer and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the making of payments on the Notes) as the authorized representative of the Noteholders;

         (c) to the extent that the provisions of this Section 2.05 conflict with any other provisions of this Indenture, the provisions of this Section 2.05 shall control; and

         (d) the rights of Noteholders shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.09, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants.

     The Clearing Agency Participants shall have no rights under this Indenture under or with respect to any of the Notes held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by the Issuer and the Indenture Trustee, and any of their respective agents, employees, officers and directors, as the absolute owner of the Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing in this Indenture shall prevent the Issuer and the Indenture Trustee, or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency, or shall impair, as between the Clearing Agency and the Clearing Agency Participants, the operation of customary practices governing the exercise of the rights of a Noteholder of any Notes issued pursuant to this Indenture. Subject to the foregoing provisions of this Section 2.05, any Noteholder may grant proxies and otherwise authorize any Person, including Clearing Agency Participants and Persons that may hold interests through Clearing Agency Participants, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

         Section 2.06. Legends. (a) Unless otherwise specified in the related Indenture Supplement for any Series or Class, the Book-Entry Notes shall bear a legend in substantially the following form:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR



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     THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS
     IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

     (b) Unless otherwise specified in the related Indenture Supplement for any Series or Class, the Definitive Notes shall bear a legend in substantially the following form:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (AND THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED) EXCEPT (1) PURSUANT TO RULE 144A OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT,
     (2) IF SUCH OFFER FOR SALE OR OTHER TRANSFER IS MADE IN COMPLIANCE WITH STATE SECURITIES LAWS AND (3) IN ACCORDANCE WITH THE CONDITIONS TO TRANSFER SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

         Section 2.07. Notices to Clearing Agency. Whenever notice or other communication to the Noteholders is required under this Indenture to be delivered as provided in Section 14.01, unless and until Definitive Notes shall have been issued to Noteholders pursuant to Section 2.09, the Issuer, the Indenture Trustee and the Servicer shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency.

         Section 2.08. Letter of Representations. Notwithstanding anything to the contrary in this Indenture or any Indenture Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

         Section 2.09. Definitive Notes. If Book-Entry Notes have been issued with respect to any Series or Class and (a) the Issuer advises the Indenture Trustee in writing that the Depositary is no longer willing or able to discharge properly its responsibilities as depository with respect to such Series or Class, and the Issuer is unable to locate a qualified successor, or (b) after the occurrence of a Servicer Default, Noteholders representing not less than 50% of the aggregate outstanding principal amount of such Series or Class advise the Indenture Trustee and the Clearing Agency (which notice may be made through Clearing Agency Participants), in writing, that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of Noteholders of such class, the Indenture Trustee shall notify the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes to Noteholders requesting the same. Upon surrender by the Clearing Agency of the Notes representing any Series or Class and instructions by the Clearing Agency to the Indenture Trustee for re-registration, the Indenture Trustee will authenticate and deliver such Definitive Notes to the Registered Noteholders or their respective nominees, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Registered Noteholders under the Transaction Documents. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as Noteholders hereunder.

         Section 2.10. Note Register; Persons Deemed Registered Noteholders. In the event any classes of Notes are issued as Definitive Notes, the Issuer shall keep, or shall cause to be kept by the Indenture Trustee, a note register (the "Note Register") in which, subject to reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of, and the registration of transfer and exchange of, the Notes. The Note Register shall be the definitive record in which shall be recorded the name, address, telephone number, facsimile number, contact person (if any) and taxpayer identification number of each registered holder of Notes (the "Registered Noteholders") as provided by the Noteholders by delivery by each Noteholder to the Indenture Trustee of a completed noteholder data sheet containing such information, together with the numbers of the Notes, the principal amount of each Note and details with respect to the registration of any transfer or exchange of Notes. The Indenture Trustee shall rely on the information set forth in such noteholder data sheets provided by the Noteholders (and shall be entitled to so rely absent manifest error), as may be modified in a written notice by any Noteholder received by the Indenture Trustee. The Issuer and the Indenture Trustee and any of their respective agents may deem and treat the Noteholder of any Note as the absolute owner of such Note for the purpose of receiving payment of the principal of and interest and premium, if any, on such Note and for all other purposes whatsoever, whether or not such Note may be overdue, and the Issuer and the Indenture Trustee and any of their respective agents shall not be affected by any notice to the contrary.

         Section 2.11. [Reserved]

         Section 2.12. [Reserved]

         Section 2.13. [Reserved].

         Section 2.14. Exchange and Transfer.

         (a) Exchanges of Notes. Definitive Notes may be exchanged for one or more Definitive Notes of any authorized denomination in an aggregate principal amount equal to the aggregate principal amount of the Definitive Notes surrendered, upon surrender of the Definitive Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee. Whenever any Definitive Notes are so surrendered for exchange, the Owner Trustee, on behalf of the Issuer, shall execute, and the Indenture Trustee shall authenticate and deliver, in exchange for the surrendered Definitive Notes, the Notes which the Noteholder making the exchange is entitled to receive, bearing numbers not contemporaneously outstanding.

         (b) Transfers.

               (i) Transfers of Beneficial Interests in the Book-Entry Notes. Transfers of all or any part of any beneficial interest in any of the Book-Entry Notes shall be made in accordance with the rules and procedures of the Clearing Agency. Unless and until Definitive Notes are issued pursuant to Section 2.09, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants.


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

               (ii) Transfers of Definitive Notes. Each Noteholder of a Definitive Note may, at any time, subject to the restrictions on transfer set forth in the Notes and this Indenture, transfer such Note, in whole or in part, to another Person. Subject to the requirements of the Issuer and the Indenture Trustee, upon receipt by the Indenture Trustee at its Corporate Trust Office of (A) a Note to be transferred, (B) the form of assignment attached to this Indenture as Exhibit H (or a written instrument of transfer in form satisfactory to the Indenture Trustee and to the Issuer), duly executed by the Noteholder thereof or its attorney duly authorized in writing and (C) written instructions from such Noteholder, requesting the Indenture Trustee to authenticate and deliver, in authorized denominations, one or more Notes of the same aggregate principal amount as the Notes to be transferred to a designated transferee or transferees, and setting forth appropriate delivery instructions, then, if all of the conditions set forth in any of Sections 2.14(b)(ii)(1), 2.14(b)(ii)(2), 2.14(b)(ii)(3) or 2.14(b)(ii)(4) below are satisfied, (x) the Indenture Trustee shall cancel or cause to be cancelled the Note to be transferred,
     (y) the Owner Trustee, on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Notes which the Noteholder or the transferee or transferees thereof is entitled to receive in the same aggregate principal amount as the Notes so cancelled, in accordance with the instructions referred to above, and (z) the Indenture Trustee shall register such transfer.

               (1) Transfers at Least Two Years After Issuance or Pursuant to an Effective Registration Statement. The date of the requested transfer is at least two (2) years after the date of original issuance of the Note being transferred or the transfer is made under an effective Registration Statement under the Act;

               (2) Transfers Pursuant to Rule 144A. Such transfer is being made pursuant to the exemption from registration under the Securities Act provided by Rule 144A and (i) the transferor indicates on the form of assignment attached to this Indenture as Exhibit H that such transfer is being made in compliance with Rule 144A, (ii) the Indenture Trustee is provided with a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit I and (iii) the Indenture Trustee is provided with an investment letter from the proposed transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit J;

               (3) Transfers Pursuant to Rule 904. Such transfer is being made pursuant to the exemption from registration under the Securities Act provided by Rule 904 and (i) the transferor indicates on the form of assignment attached to this Indenture as Exhibit H that such transfer is being made in compliance with Rule 904, (ii) the Indenture Trustee is provided with a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit I and (iii) the Indenture Trustee is provided with an investment letter from the proposed transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit J; or

               (4) Other Transfers. The proposed transfer is not being made within two (2) years after the date of original issuance of the Notes being transferred and is not being made pursuant to Rule 144A or Rule 904, and the Indenture Trustee and the Issuer shall have received: (i) an opinion of counsel satisfactory to the Issuer and Indenture Trustee, and satisfactory in form and substance to the Issuer, substantially to the effect that such transfer does not require registration under the Securities Act or qualification of this Indenture under the Trust Indenture Act, and that such transfer shall not otherwise violate any United States Federal or state securities laws; (ii) a certificate of the transferor substantially to the effect set forth in the form attached to this Indenture as Exhibit K; and (iii) a certificate of the transferee substantially to the effect set forth in the form attached to this Indenture as Exhibit L.

         (c) General. The Noteholders shall present directly to the Indenture Trustee all requests for registration of transfer of Notes. In connection with any registration of exchange or transfer of Notes, (1) the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any fees and expenses (including without limitation any governmental charge or tax and the fees) that may be imposed in connection therewith and (2) the Issuer and the Indenture Trustee shall not be required to register the exchange or transfer of any Note selected, called or being called for redemption within three days of the redemption date. All Notes issued upon any exchange or transfer of Notes permitted by this Indenture (1) shall be delivered to the Noteholder thereof at the Corporate Trust Office of the Indenture Trustee or (at the risk of such Noteholder) sent by mail to such address as may be specified by such Noteholder in the related request for exchange or transfer; (2) shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such exchange or transfer. All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Indenture Trustee (including the form of assignment attached to this Indenture as Exhibit H) duly executed by, the Noteholder thereof or its attorney duly authorized in writing.

         Section 2.15. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case any temporary or Definitive Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer, in its discretion, may execute, and upon the written order of the Issuer, an Authorized Officer of the Indenture Trustee shall authenticate and deliver, a new temporary or definitive Note bearing a number not contemporaneously outstanding, evidencing the same rights and obligations as such mutilated, defaced, destroyed, lost or stolen Note, in exchange and substitution for the mutilated or defaced Note, or in lieu of a substitution for the Note destroyed, lost or stolen. The applicant for such a substituted Note shall (1) furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee such security or indemnity (which may be in the form of a bond) as may be required by the Issuer, the Indenture Trustee and such agent, (2) in each case of destruction, loss or theft, furnish to the Issuer and to the Indenture

Trustee evidence to the satisfaction of the Issuer and the Indenture Trustee of the destruction, loss or theft of the relevant Note and the ownership thereof and (3) in each case of mutilation or defacing, surrender the mutilated or defaced Note to the Issuer or to the Indenture Trustee for cancellation thereof. Upon the issuance of any substituted Note, the Issuer and the Indenture Trustee may require the payment of a sum sufficient to cover any fees and expenses (including without limitation any governmental charge or tax) that may be imposed in connection therewith. Every substitute Note issued pursuant to the provisions of this Section 2.15 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of and shall be subject to all the limitations of rights set forth in this Indenture equally and proportionately with any and all other Notes, of the class of Note destroyed, lost or stolen, duly authenticated and delivered under this Indenture. In the case of any Note which is mutilated, defaced, destroyed, lost or stolen within the fifteen (15) day period prior to any redemption of such Note, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) if the applicant for such payment shall (1) furnish to the Issuer and to the Indenture Trustee and any agent of the Issuer or the Indenture Trustee such security or indemnity (which may be in the form of a bond) as may be required by the Issuer, the Indenture Trustee and such agent and (2) in each case of destruction, loss or theft, furnish to the Issuer and to the Indenture Trustee evidence to the satisfaction of the Issuer and the Indenture Trustee of the destruction, loss or theft of the relevant Note and the ownership thereof. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without the surrender thereof.

         Section 2.16. Cancellation of Notes, Disposition Thereof. All Notes surrendered for payment, redemption or registration of transfer or exchange pursuant to any of the provisions of this Indenture, whether surrendered to the Issuer or to any agent of the Issuer or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation and shall be promptly cancelled and disposed of by the Indenture Trustee in accordance with its standard procedures, and if surrendered to the Indenture Trustee, shall be promptly cancelled and disposed of by the Indenture Trustee in accordance with its standard procedures; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Indenture Trustee shall promptly deliver a certificate of any such cancellation and disposition to the Issuer.

         Section 2.17. Temporary Notes. Pending the preparation of Definitive Notes, the Authorized Officers of the Issuer may execute, and the Indenture Trustee shall, upon the written order of the Issuer, authenticate and deliver temporary Notes (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee). Temporary Notes shall be issuable as registered Notes without coupons, of any authorized denomination, and substantially in the form of the Definitive Notes, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Issuer and be authenticated and delivered by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes. Without unreasonable delay after the issuance of any temporary Notes, the Issuer shall execute and shall furnish Definitive Notes and thereupon temporary Notes may be surrendered in exchange for such Definitive Notes without charge at the Indenture Trustee's Corporate Trust Office, and the Indenture Trustee shall authenticate and deliver in exchange for such temporary Notes a like aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 2.18. Appointment of Indenture Trustee. Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Indenture Trustee to act, on the terms and conditions specified in this Indenture, as Indenture Trustee for the benefit of the Noteholders. To the extent permitted by the terms of the Notes and this Indenture and subject to
Article XI herein, the Indenture Trustee shall follow the directions of the Seller, or if for federal income tax purposes, a different party or parties are deemed to be the holders of the equity interests in the Trust, the Indenture Trustee shall follow the directions of the holders of a majority of the equity interests in the Trust.

         Section 2.19. Issuer and Affiliate. Notwithstanding anything to the contrary contained in this Indenture or the Notes, the Issuer and any Affiliate thereof may at any time purchase any Notes, at any price or prices, in the open market or otherwise; provided, however, that their rights and remedies in respect of the Notes shall be subject to Section 10.13 of the Purchase and Servicing Agreement. Any Note held by the Issuer or an Affiliate thereof shall be deemed not to be outstanding for purposes of determining Majority Noteholders.

         Section 2.20. [Reserved]

         Section 2.21. Certain Certificates. The Issuer shall furnish the Indenture Trustee at closing, and thereafter, upon request, with a certificate of the Owner Trustee certifying the incumbency and specimen signatures of officers of the Owner Trustee authorized on behalf of the Owner Trustee to execute Notes and to give instructions or to make certain representations to the Indenture Trustee in accordance with the provisions of this Indenture, which certificate the Indenture Trustee shall be entitled to conclusively rely on until such time, if any, that the Indenture Trustee receives from the Owner Trustee a revised certificate. The Indenture Trustee shall furnish the Owner Trustee with a certificate of the Indenture Trustee certifying the incumbency of officers of the Indenture Trustee authorized on behalf of the Indenture Trustee to authenticate Notes, on which certificate the Owner Trustee shall be entitled to rely.

         Section 2.22. Issuance of Notes. (a) Pursuant to any one or more Indenture Supplements, the Issuer may, from time to time, issue a Series, subject to the conditions described below (each such issuance or sale, a "New Issuance"). The Issuer may designate, with respect to any newly issued Series, the Principal Terms of such new Series in any such Indenture Supplement. The terms of each Indenture Supplement may, subject to certain conditions described below, modify or amend the terms of the Indenture solely as applied to such new Series. None of the Issuer, the Servicer, the Indenture Trustee or the Seller is required or intends to obtain the consent of any Noteholder of any outstanding Series to issue any additional Series.

The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement.

            (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such new Series. The Indenture Trustee shall execute the Indenture Supplement and the Issuer shall execute the Notes of such Series and deliver such Notes to the Indenture Trustee for authentication. The issuance of any such Notes shall be subject to satisfaction of the following conditions:

               (i) on or before the fifth day immediately preceding the Series Issuance Date, such Issuer shall have given the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date or such Trust Certificate surrender and exchange, as the case may be;

               (ii) such Issuer shall have delivered to the Indenture Trustee any related Indenture Supplement in form satisfactory to the Indenture Trustee, executed by each party hereto other than the Indenture Trustee;

               (iii) such Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Indenture Trustee;

               (iv) the Rating Agency Condition shall have been satisfied;

               (v) such issuance will not result in any Adverse Effect and the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate, dated the Series Issuance Date, to the effect that the Issuer reasonably believes that such issuance will not, based on the facts at the time of such certification, have an Adverse Effect;

               (vi) the Issuer shall have delivered to the Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Series Issuance Date;

               (vii) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest theretofore conveyed to the Trust as of the Series Issuance Date shall be greater than the Required Minimum Principal Balance as of the Series Issuance Date and after giving effect to such issuance; and

               (viii) the Issuer shall deliver to the Indenture Trustee an Officer's Certificate to the effect that all conditions precedent to the execution of any Indenture Supplement and the authentication of the corresponding Notes have been complied with.

         Section 2.23. Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article II or in Article XII, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes shall not be applicable to any uncertificated Notes.



                               [END OF ARTICLE II]

                                  ARTICLE III
                                SECURITY INTEREST

         Section 3.01. Security Interest. The Issuer hereby assigns and pledges to the Indenture Trustee, and the Indenture Trustee hereby accepts, for its benefit and for the benefit of the Noteholders, a security interest in all right, title and interest of the Issuer in and to the following collateral, whether now owned or hereafter acquired (collectively, the "Collateral"), to secure the payment of all obligations of the Issuer now or hereafter existing under this Indenture, whether for principal, interest, premium, indemnities or otherwise (collectively, the "Secured Obligations"):

         (a) the Purchased Receivables, including without limitation all accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any Obligor with respect to any Purchased Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, including without limitation, the right to payment of any interest, Finance Charges, returned check fees or late charges and other obligations of an Obligor with respect to any Purchased Receivables, and all rights in and to all security agreements and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, general intangibles and obligations (any and all such security agreements and other contracts being the "Related Contracts");

         (b) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Purchased Receivables;

         (c) the Purchase and Servicing Agreement, including without limitation,
(1) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Purchase and Servicing Agreement, (2) all rights of the Issuer to receive proceeds of any insurance, indemnity or warranty with respect to the Purchase and Servicing Agreement, (3) claims of the Issuer for damages arising out of or for breach of or default under the Purchase and Servicing Agreement and (4) the right of the Issuer to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

         (d) the following (the "Account Collateral"):

               (i) the Post Office Boxes, the Collection Deposit Accounts, the Collection Account (including all subaccounts thereof) and the Excess Funding Account, and all funds, and all certificates and instruments, if any, from time to time representing or evidencing funds, held in the Post Office Boxes, the Collection Deposit Accounts, the Collection Account and the Excess Funding Account;

               (ii) all Eligible Investments of funds in the Collection Account and the Excess Funding Account from time to time, and all certificates and instruments, if any, from time to time representing or evidencing such Eligible Investments;

               (iii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Indenture Trustee for and on behalf of the Issuer in substitution for or in addition to any of the then existing Account Collateral;

               (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral; and

               (v) all additional property that may from time to time hereafter be assigned or pledged to the Indenture Trustee for the benefit of the Noteholders by the Issuer or by any Person on the Issuer's behalf, including without limitation the deposit with the Indenture Trustee of additional moneys by the Issuer; and

         (e) proceeds of any and all of the Collateral described in Sections 3.01(a) through 3.01(d) above (including without limitation Recoveries and proceeds that constitute property of the types described in clauses (a) through
(d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Indenture Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss of or damage to or otherwise with respect to any of such foregoing Collateral.

         Section 3.02. [Reserved].

         Section 3.03. License. Upon the occurrence and during the continuance of an Early Amortization Event, the Issuer shall be deemed to have granted to the Indenture Trustee a non-exclusive and, except to the extent provided below in this Section 3.03, non-transferable license to use the Licensed Names, which license to use (1) may be transferred by the Indenture Trustee to the extent necessary to collect the Purchased Receivables in a commercially reasonable manner, (2) is limited to (a) such uses of the Licensed Names as are reasonably necessary to the collection by the Indenture Trustee in a commercially reasonable manner of the Purchased Receivables and (b) actions taken in accordance with the terms of this Indenture and (3) shall expire on the expiration of a reasonable time for the collection of all Purchased Receivables. Notwithstanding anything to the contrary in this Indenture or in any other agreement between the parties, no other uses or display of the Licensed Names shall be made by the Indenture Trustee except as granted in this Section 3.03.

         Section 3.04. The Issuer Remains Liable. Notwithstanding anything to the contrary in this Indenture, (a) prior to foreclosure on such Collateral, the Issuer shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed and (b) neither the Indenture Trustee nor any of the Noteholders shall, prior to foreclosure on such Collateral, have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Indenture or be obligated to perform any of the obligations or duties of the Issuer thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 3.05. Delivery of Certain Collateral. All certificates or instruments, if any, representing or evidencing the Collateral, the possession of which by the Indenture Trustee is necessary to perfect the security interest of the Indenture Trustee therein, shall be delivered to and held by or on behalf of the Indenture Trustee pursuant to this Indenture and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Indenture Trustee shall have the right, at any time in its discretion and without notice to the Issuer, to transfer to or to register in the name of the Indenture Trustee or any of its nominees or custodians any or all of such Collateral. In addition, the Indenture Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.



                              [END OF ARTICLE III]

                                   ARTICLE IV
                          BANK ACCOUNTS AND COLLECTIONS

         Section 4.01. Post Office Boxes and Collection Deposit Accounts.

         (a) Post Office Boxes. The Issuer has established or caused to be established the post office boxes listed on Schedule I to this Indenture (such post office boxes, or any successor post office boxes established in accordance with this Indenture, being referred to as the "Post Office Boxes") for the collection of Mail Payments. The Issuer (1) represents and warrants that no post office box other than the Post Office Boxes has been established for the collection of Mail Payments, (2) agrees that the Indenture Trustee is authorized to receive mail delivered to the Post Office Boxes, that a Standing Delivery Order in the form attached to this Indenture as Exhibit M has been filed with the United States Postal Service authorizing the Indenture Trustee to receive mail delivered to the Post Office Boxes, and that the Indenture Trustee, acting at the written direction of the Majority Noteholders, may deny the Issuer and the Servicer access to the Post Office Boxes following the occurrence and during the continuance of a Servicer Default (provided that, (i) no direction by the Majority Noteholders to the Indenture Trustee to deny the Issuer and the Servicer access to any Post Office Box shall be effective unless such Majority Noteholders provide prior written certification to the Issuer, the Servicer and the Indenture Trustee that a Servicer Default has occurred and is continuing and
(ii) until such time as the Issuer and the Servicer have been denied access to any Post Office Box pursuant to this subsection, the Indenture Trustee shall have no obligations with respect to the mail delivered to any Post Office Box) and (3) agrees that no new post office box shall be established for the collection of Mail Payments unless and until a Standing Delivery Order has been filed with the United States Postal Service authorizing the Indenture Trustee to receive mail delivered to such post office box. The Servicer agrees to pay all fees for the use of the Post Office Boxes.

         (b) Establishment of Collection Deposit Accounts. The Issuer has established or caused to be established and maintained with the banks listed on
Schedule I to this Indenture (the "Collection Deposit Account Banks") the blocked deposit accounts listed on such Schedule I in the name of the Indenture Trustee into which the Mail Payments shall be deposited, from the Post Office Boxes, from time to time (all such blocked deposit accounts, or any successor blocked deposit accounts established in accordance with this Indenture, together with all Collections, moneys, instruments and other property from time to time deposited therein being collectively referred to as the "Collection Deposit Accounts"). The Issuer hereby transfers to the Indenture Trustee the sole and exclusive dominion over and control of the Collection Deposit Accounts. Prior to or contemporaneously with the execution of this Indenture, the Issuer shall deliver or cause to be delivered to the Indenture Trustee fully executed letters in the form attached to this Indenture as Exhibit N (the "Collection Deposit Account Letters") from each of the Collection Deposit Account Banks. To the extent the Indenture Trustee may exercise any authority granted to it under a Collection Deposit Account Letter, it shall do so only at the written direction of the Majority Noteholders.

         (c) Termination of Collection Deposit Accounts; Successor Collection Deposit Accounts. In the event any Collection Deposit Account Bank shall, after the date of this Indenture, terminate a Collection Deposit Account for any reason, or if the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall demand such termination, the

Issuer agrees to make all future deposits of Mail Payments to another Collection Deposit Account that has not been terminated or to a successor Collection Deposit Account established as provided below in this Section 4.01(c); provided, that, if the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall demand termination of all Collection Deposit Accounts, the Issuer agrees to make all future deposits of Mail Payments directly to the Collection Account. No direction by the Majority Noteholders to the Indenture Trustee to demand the termination of a Collection Deposit Account shall be effective unless such Majority Noteholders give prior written notice to the Indenture Trustee and to the Issuer that (1) an Early Amortization Event has occurred and is continuing, (2) the subject Collection Deposit Account Bank is not performing in all material respects under the terms of the applicable Collection Deposit Account Letter or (3) such Majority Noteholders reasonably believe that the Collection Deposit Account Bank at which the subject Collection Deposit Account is maintained may become subject to insolvency, receivership or similar proceedings (it being understood that the Majority Noteholders shall have no obligation to give any such notice). No new Collection Deposit Account shall be established until and unless a successor Collection Deposit Account Bank shall have executed and delivered to the Issuer and to the Indenture Trustee a Collection Deposit Account Letter. The Indenture Trustee shall have sole and exclusive dominion over and control of any such successor Collection Deposit Account.

         Section 4.02. Rights of Noteholders. The indebtedness represented by the Notes shall include the right of the Noteholders to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Indenture Supplement, the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccount thereof) allocable to Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Noteholders' Interest"), it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Noteholders of any Series or Class shall not be entitled to any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Trust Certificate shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Indenture or any Indenture Supplement to the Noteholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Indenture Supplement to be paid to the Issuer on behalf of all holders of the Trust Certificate (the "Issuer's Interest"); provided, however, that the Trust Certificate shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Indenture or any Indenture Supplement.

         Section 4.03. Establishment of Collection Account and Excess Funding Account. The Issuer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccount thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the "Collection Account"). The Collection Account shall consist of two segregated subaccounts: (a) the "Collection Account Securities Subaccount" to which financial assets credited to the Collection Account shall be credited, and as to which financial assets the Securities Intermediary undertakes to treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets; and (b) the "Collection Account Cash Subaccount" to which money or instruments deposited in the Collection Account shall be credited. The Indenture Trustee shall possess all right, title and interest in all monies, instruments, securities, documents, certificates of deposit and other property credited from time to time to the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders to the extent of any amounts owing with respect to the Notes.

         The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders to the extent of any amounts owing with respect to the Notes. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) of its obtaining actual knowledge that the Collection Account is no longer a Qualified Account establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, security entitlements, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account."

         Funds on deposit in the Collection Account shall at the written direction of the Servicer be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it or its nominee to the extent of any amounts owing with respect to the Notes (including the Securities Intermediary) and will be credited to the Collection Account Securities Subaccount maintained by the Indenture Trustee with the Securities Intermediary. Investments of funds representing Collections collected during any Settlement Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each monthly Transfer Date following such Settlement Period in amounts sufficient, to the extent of such funds, to make the required distributions on the following Payment Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer in writing, funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Payment Date shall not be required to be invested overnight. On each Payment Date, all interest and other investment earnings on funds on deposit in the Collection Account shall be paid to the Issuer, except as otherwise specified in any Indenture Supplement. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.03 nor for the selection of Eligible Investments in accordance with the provisions of this Agreement except to the extent of any gross negligence or willful misconduct of the Indenture Trustee.

         The Issuer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Trust, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the "Excess Funding Account"). The Excess Funding Account shall consist of two segregated subaccounts: (a) the "Excess Funding Account Securities Subaccount" to which financial assets credited to the Excess Funding Account shall be credited, and as to which financial assets the Securities Intermediary undertakes to treat the Indenture Trustee as entitled to exercise the rights that comprise such financial assets; and (b) the "Excess Funding Account Cash Subaccount" to which money or instruments deposited in the Excess Funding Account shall be credited. The Indenture Trustee shall possess all right, title and interest in all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property credited from time to time to the Excess Funding Account and in all proceeds, dividends, distributions, earnings, income and revenue thereof for the benefit of the Noteholders to the extent of any amounts owing with respect to the Notes. The Excess Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Excess Funding Account for any amount owed to it by the Indenture Trustee, the Trust, any Noteholder or any Series Enhancer. If, at any time, the Excess Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) of its becoming aware that the Excess Funding Account is no longer a Qualified Account, establish a new Excess Funding Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, securities entitlements, certificates of deposit and other property to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

         Funds on deposit in the Excess Funding Account shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee (including the Securities Intermediary) for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it or its nominee (including the Securities Intermediary) and will be credited to the Excess Funding Account Securities Subaccount maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Excess Funding Account on any Payment Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Transfer Date following the related Settlement Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Excess Funding Account on a Transfer

Date with respect to the immediately succeeding Payment Date are not required to be invested overnight. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account shall be treated as Finance Charge Collections with respect to the last day of the related Settlement Period except as otherwise specified in the related Indenture Supplement. On each Business Day on which funds are on deposit in the Excess Funding Account and on which no Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount (if any) by which the Issuer's Interest exceeds the Required Issuer Amount on such date and shall instruct in writing the Indenture Trustee to withdraw any such excess from the Excess Funding Account and pay such amount to the holders of the Trust Certificate; provided, however, that, if an Accumulation Period or Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Excess Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 4.05 and the terms of each Indenture Supplement.

         Section 4.04. Collections and Allocations.

         (a) The Servicer will apply or will instruct in writing the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Indenture Supplement. The Servicer shall deposit Collections into the Collection Account.

         (b) Collections of Finance Charges, Principal Receivables and Defaulted Receivables will be allocated to each Series on the basis of the Series Allocable Finance Charge Collections of such Series, Series Allocable Principal Collections of such Series and Series Allocable Defaulted Amount of such Series and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series. Allocations of the foregoing amounts between the Noteholders' Interest and the Issuer's Interest, among the Series and among the Classes in any Series, shall be set forth in the related Indenture Supplement or Indenture Supplements.

         Section 4.05. Shared Principal Collections. On each Payment Date, (a) the Servicer shall allocate Shared Principal Collections (as described below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the holder of the Trust Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Shared Principal Collections" for such Payment Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are "Principal Shortfalls" for such Series and for such Payment Date; provided, however, that if the Issuer's Interest as of such Payment Date (determined after giving effect to the Principal Receivables or Participation Interests transferred to the Trust on such date) is less than the Required Issuer Amount, the Servicer will not distribute to the holder of the Trust Certificate any such amounts that otherwise would be distributed to the holder of the Trust Certificate to the extent such amounts would cause the Issuer's Interest to be less than the Required Issuer Amount, but shall deposit such funds in the Excess Funding Account. The Issuer may, at its option, instruct the Indenture Trustee to deposit Shared Principal Collections which are otherwise payable to the holder of the Trust Certificate pursuant to the provisions set forth above into the Excess Funding Account.

         Section 4.06. Allocation of Trust Assets to Series or Groups. To the extent so provided in the Indenture Supplement for any Series or in an amendment to this Indenture executed pursuant to Article XIII, Receivables conveyed to the Trust pursuant to the Purchase and Servicing Agreement and Receivables or Participation Interests conveyed to the Trust pursuant to the Purchase and Servicing Agreement or any Participation Interest Supplement, and all Collections received with respect thereto may be allocated or applied in whole or in part to one or more Series or Groups as may be provided in such Indenture Supplement or amendment, provided, however, that any such provision for allocation or application shall be effective only upon satisfaction of the following conditions:

               (i) on or before the fifth Business Day immediately preceding the effectiveness of such provision for such allocation, the Servicer shall have given the Indenture Trustee and each Rating Agency written notice of such provision;

               (ii) the Rating Agency Condition shall have been satisfied with respect to such provision; and

               (iii) the Servicer shall have delivered to the Indenture Trustee an Officer's Certificate, dated the date of the effectiveness of such provision, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

         Any such Indenture Supplement or amendment may provide that (i) such allocation to one or more particular Series or Groups may terminate upon the occurrence of certain events specified therein and (ii) upon the occurrence of any such event, such Receivables or Participation Interests, as the case may be, and any Collections with respect thereto, shall be reallocated to other Series or Groups or to all Series, all as shall be provided in such Indenture Supplement or amendment.

         Section 4.07. Excess Finance Charge. On each Payment Date, (a) the Servicer shall allocate Excess Finance Charge Collections (as described below) to each Excess Allocation Series pro rata, in proportion to the Finance Charge Shortfalls (as described below), if any, with respect to each such Series and
(b) the Servicer shall withdraw from the Collection Account and pay to the holder of the Trust Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Finance Charge Collections which the related Indenture Supplements specify are to be treated as "Excess Finance Charge Collections" for such Payment Date over (y) the aggregate amount for all outstanding Series which the related Indenture Supplements specify are "Finance Charge Shortfalls" for such Series and such Payment Date.

         Section 4.08. Correction of Improper Deposits. If the Issuer provides the Indenture Trustee with written notice that a deposit has been made improperly into the Collateral Account, the Excess Funding Account or the Collection Deposit Account, the Indenture Trustee shall promptly release the amount of the improper deposit, together with interest actually earned thereon (net of related losses and investment expenses), to correct such improper deposit.

                               [END OF ARTICLE IV]

                                    ARTICLE V
                          DISTRIBUTIONS AND REPORTS TO
                                   NOTEHOLDERS

         Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.


                               [END OF ARTICLE V]

                                   ARTICLE VI
                       SERVICING OF PURCHASED RECEIVABLES

         Section 6.01. Servicing of Purchased Receivables. The Noteholders of all Series are deemed to have consented to the appointment of JNB as Servicer of the Purchased Receivables pursuant to, and in accordance with the terms of, the Purchase and Servicing Agreement.


                               [END OF ARTICLE VI]

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         Section 7.01. Representations and Warranties of the Issuer. On and as of the Initial Cut-Off Date, the Issuer represents and warrants to the Noteholders that:

         (a) Organization; Powers. The Issuer (1) is a business trust duly organized, validly existing and in good standing under the laws of Delaware, (2) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (3) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have an Adverse Effect and (4) has the power and authority to execute, deliver and perform its obligations under the Purchase and Servicing Agreement, this Indenture, each Indenture Supplement, and each other agreement or instrument contemplated thereby to which it is a party (collectively, the "Transaction Documents") and to issue the Notes.

         (b) Authorization. The execution, delivery and performance by the Issuer of each of the Transaction Documents to which it is a party and the performance by the Issuer of the other transactions contemplated thereby (collectively, the "Transactions") (1) have been duly authorized by the Issuer and (2) shall not (A) violate (i) any provision of law, statute, rule or regulation, which violation would have an Adverse Effect, (ii) any provision of the Certificate of Trust of the Issuer, (iii) any order of any Governmental Authority or (iv) any provision of any indenture, agreement or other instrument to which the Issuer is a party or by which it or any of its property is or may be bound, which violation would have an Adverse Effect, (B) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument, which conflict, breach or default would have an Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Issuer.

         (c) Enforceability. This Indenture has been duly executed and delivered by the Issuer and constitutes, and each other Transaction Document when executed and delivered by the Issuer shall constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, reorganization, moratorium and similar laws now or hereafter in effect relating to creditors rights generally.

         (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         (e) Investment Company Act. The Issuer is not an "investment company" as such term is defined in the Investment Company Act, and the issuance of the Notes, the repayment thereof by the Issuer and the consummation of the Transactions shall not violate any provision of the Investment Company Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         (f) No Defaults. No default, breach, violation or event permitting acceleration under the terms of any Purchased Receivable exists.

         (g) No Fraudulent Transfer. The assignment or pledge of the security interest in the Collateral by the Issuer to the Indenture Trustee does not constitute a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws.

         (h) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Issuer, threatened against the Issuer before any Governmental Authority (i) asserting the invalidity of any of the Transaction Documents to which it is a party or the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by any of the Transaction Documents to which it is a party or the Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of the Issuer, would materially and adversely affect the performance by the Issuer of its obligations under any of the Transaction Documents to which it is a party or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any of the Transaction Documents to which it is a party or the Notes or (v) seeking to materially adversely affect the income or franchise tax attributes of the Trust under the United States federal or any state income or franchise tax systems.


                              [END OF ARTICLE VII]

                                  ARTICLE VIII
                                    COVENANTS

         Section 8.01. Affirmative Covenants of the Issuer. The Issuer covenants and agrees that, so long as the principal of (or premium, if any) or interest on any Notes shall be unpaid, unless the Majority Noteholders shall otherwise consent in writing, the Issuer shall:

         (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises as a Delaware Business Trust under the laws of the State of Delaware and maintain such legal existence separate from that of the Seller and any Affiliate thereof.

         (b) Obligations and Taxes. Pay its Indebtedness and other obligations promptly before the same shall become delinquent or in default and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that, such payment and discharge shall not be required with respect to any such Indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect thereto.

         (c) Litigation and Other Notices. Upon notice thereof, furnish to the Indenture Trustee prompt written notice of the following:

               (i) any Early Amortization Event, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

               (ii) the filing or commencement of, or receipt by the Issuer of any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Issuer that, if adversely determined, would have an Adverse Effect;

               (iii) any notices received by the Issuer under the Purchase and Servicing Agreement (together with copies thereof); and

               (iv) any Lien asserted against any of the Collateral of which it is aware (other than any Lien created, imposed or contemplated by any of the Transaction Documents).

         (d) Information to the Noteholders. On each Payment Date upon receipt thereof from the Servicer, forward to the Indenture Trustee for distribution to each Noteholder of each Series subject to Rule 144A the Monthly Settlement Statement and for so long as any of such Notes are "restricted securities" within the meaning of Rule 144, to provide to such Noteholder and to any prospective purchaser of such Notes, upon the request of such Noteholder or prospective purchaser, any information in its possession required to be provided to such

Noteholder or prospective purchaser to satisfy the conditions, if applicable, set forth in Rule 144A(d)(4) under the Securities Act.

         (e) Daily Reports and Monthly Settlement Statements. Prepare or direct the Servicer to prepare and deliver each Daily Report and Monthly Settlement Statement pursuant to the Purchase and Servicing Agreement; and prepare or direct the Servicer to prepare such other monthly financial and statistical reports, cash flow reports and records of Purchased Receivables performance that may be reasonably requested by the Indenture Trustee, acting at the written direction of the Majority Noteholders.

         (f) Compliance with Laws. At all times observe and comply in all material respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of any Governmental Authority that are now or may at any time be applicable to the Issuer, except (1) for any nonobservance or noncompliance that would not have an Adverse Effect or (2) for any observance or compliance that shall be contested in good faith and by appropriate proceedings diligently conducted by the Issuer.

         (g) Delivery of Materials for the Collection of Purchased Receivables. Upon the occurrence and during the continuance of an Early Amortization Event and upon the written request of the Indenture Trustee, acting at the written direction of the Majority Noteholders, make such arrangements with respect to the collection of the Purchased Receivables as may be reasonably requested by the Indenture Trustee, acting at the written direction of the Majority Noteholders.

         (h) Maintenance of Office or Agency. Maintain an office or agency within the United States of America where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Corporate Trust Office of the Indenture Trustee such office or agency. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

         (i) Inspection. From time to time, at any reasonable time during normal business hours and, so long as no Early Amortization Event has occurred and is continuing, upon at least two (2) Business Days prior notice, permit representatives of the Indenture Trustee, acting at the written direction of the Majority Noteholders, to examine and make copies of and abstracts from its records relating to the Purchased Receivables.

         (j) Collateral Records. Maintain or direct the Servicer to maintain satisfactory and complete records of the Collateral, including without limitation a record of all payments received and all credits granted with respect to the Collateral.

         (k) Purchase and Servicing Agreement. Upon request of the Indenture Trustee, acting at the written direction of the Majority Noteholders, contact any party to the Purchase and Servicing Agreement to demand and request information and reports or action that the Issuer is entitled to under the Purchase and Servicing Agreement.

         (l) Further Assurances. At any time and from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Indenture Trustee, acting at the written direction of the Majority Noteholders, may reasonably request, to perfect and protect the assignments and security interests granted or purported to be granted by this Indenture or to enable the Indenture Trustee to exercise and enforce its rights and remedies under this Indenture with respect to any Collateral, including without limitation (1) the delivery and pledge to the Indenture Trustee of any Collateral evidenced by a promissory note or other instrument (which is not chattel paper), duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form satisfactory to the Indenture Trustee and (2) the execution and filing of such financing or continuation statements pertaining to the Collateral, or amendments thereto, which the Indenture Trustee acting at the written direction of the Majority Noteholders may file without the signature of the Issuer where permitted by law (the Indenture Trustee shall promptly send the Issuer copies of any such financing or continuation statements that it files without the signature of the Issuer).

         (m) Payment of Taxes. Pay all taxes, duties, fees or other charges levied or imposed by any Governmental Authority on the Issuer in respect of this Indenture or the issuance of the Notes, and pay any stamp duty, tax, required deduction or withholding or other amount required to be paid to introduce this document into evidence to enforce the Notes, except for any such payments that are being contested in good faith by appropriate proceedings and for which the Issuer shall have set aside on its books adequate reserves.

         (n) Compliance with Trust Agreement. At all times observe and comply in all material respects with the provisions of the Trust Agreement and conduct its business in accordance with the terms of the Trust Agreement.

         (o) Separate Corporate Existence.

               (i) Obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of any Transaction Document to which it is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

               (ii) Maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Issuer. Except as permitted or contemplated by the Transaction Documents, the funds of the Issuer will not be diverted to any other Person or for other than the corporate use of the Issuer, and the funds of the Issuer shall not be commingled with those of any Affiliate of the Issuer.

               (iii) Ensure that, to the extent that it shares the same officers or other employees with any of the owners of beneficial interests in or Affiliates of the Issuer, the salaries of and the expenses related to providing benefits to such officers and other employees shall, in the judgment of the Issuer, be fairly allocated among such entities.

               (iv) Ensure that, to the extent that it jointly contracts with any of its owners of beneficial interests in or Affiliates of the Issuer to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall, in the judgment of the Issuer, be allocated fairly among such entities. Except as permitted in or contemplated by the Transaction Documents, all material transactions between the Issuer and any of its Affiliates shall be only on an arm's-length basis.

               (v) Observe all necessary formalities to authorize all trust action and maintain accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts.

               (vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of an Affiliate of the Issuer) and shall not be dictated by an Affiliate of the Issuer.

               (vii) Act solely in its own name and through its own authorized officers, employees and agents.

               (viii) Other than as permitted or contemplated by the Transaction Documents, ensure that no Affiliate of the Issuer shall advance funds to the Issuer, and no Affiliate of the Issuer will otherwise guaranty debts of, the Issuer; provided, however, that an Affiliate of the Issuer may provide funds to the Issuer in connection with the capitalization of the Issuer, including capital necessary to assure that the Issuer has "substantial assets" as described in Treasury Regulation Section 301.7701-2(d)(2) as in existence prior to amendment by Treasury Decision 8697 on December 17, 1996.

               (ix) Other than organizational expenses and as expressly provided herein or contemplated hereby, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

               (x) Not become liable with respect to any obligation of any Affiliate of the Issuer nor shall the Issuer make any loans to any Person.

         Section 8.02. Negative Covenants of the Issuer. The Issuer covenants and agrees that, so long as the principal of (or premium, if any) or interest on any Notes shall be unpaid, unless the Majority Noteholders shall otherwise consent in writing, the Issuer shall not:

         (a) Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except: (1) Indebtedness evidenced by the Notes and any Enhancement provided by the Issuer pursuant to the terms of any Indenture Supplement; (2) Indebtedness representing fees, expenses, indemnities and other amounts payable pursuant to and in accordance with the Transaction Documents; and (3) Indebtedness for Issuer Expenses; provided that, nothing in this Section 8.02(a) shall prohibit or be deemed to prohibit the Issuer from receiving any capital contribution from the Seller.

         (b) Liens. Incur, create, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the Liens created, imposed or contemplated by any of the Transaction Documents and any Lien created, imposed or contemplated in connection with any repurchase obligation which is an Eligible Investment; provided, that, nothing in this Section 8.02(b) shall prohibit or be deemed to prohibit the Issuer from suffering to exist upon any of the Purchased Receivables any Liens for municipal, local or state taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (c) Guarantee. Incur, create, assume or permit to exist any Guarantee.

         (d) Creditors. Create or permit to exist any creditors other than the holders of Indebtedness permitted by Section 8.02(a) of this Indenture.

         (e) Business of Issuer. Engage at any time in any business or business activity other than the acquisition of Receivables and/or Participation Interests pursuant to the Purchase and Servicing Agreement, the activities incidental to the purchase and ownership of such Receivables and/or Participation Interests, the issuance of the Notes, the Transactions, the making of any investments permitted under this Indenture, the other incidental and related transactions expressly permitted under the Transaction Documents, and the other activities permitted by the Trust Agreement.

         (f) Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets, including the Collateral (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) any of the assets of any other Person, other than (i) the acquisition of Receivables and the sale of Purchased Receivables pursuant to the Purchase and Servicing Agreement, (ii) the repayment of the Notes pursuant to this Indenture and the Purchase and Servicing Agreement and (iii) the re-payment of any Indebtedness incurred pursuant to any Enhancement provided pursuant to the terms of any Indenture Supplement.

         (g) Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except as permitted under this Indenture and the Purchase and Servicing Agreement.

         (h) Other Agreements. Enter into or be a party to any agreement, instrument or transaction other than the Transaction Documents and the agreements, documents, instruments and transactions related thereto or contemplated thereby.

         (i) No Powers of Attorney. Grant any powers of attorney to any Person for any purposes except (1) for the purpose of permitting any Person to perform any ministerial functions on behalf of the Issuer that are not prohibited by or inconsistent with the terms of the Transaction Documents or (2) as permitted or contemplated by the Transaction Documents.



                              [END OF ARTICLE VIII]

                                   ARTICLE IX
                                   REDEMPTIONS

         Section 9.01. Optional Redemption of the Notes. To the extent provided in the Indenture Supplement for any Series or Class, the Notes may be redeemed at the option of the Issuer, in whole or in part, on such date, in such manner and at such price, all as set forth in such Indenture Supplement.

         Section 9.02. Legal Final Maturity Date of the Notes. If the Issuer shall not have given notice by 30 days prior to the Legal Final Maturity Date of any Series that it will redeem the Notes of such Series in full on or before such Legal Final Maturity Date, the Servicer, on behalf of the Indenture Trustee and the Noteholders of such Series, will promptly solicit bids for the purchase of all or a portion of the Receivables for a purchase price that, together with funds on deposit in the Collection Account and the Excess Funding Account and any Series Account available for payment of such Notes on the Legal Final Maturity Date, will be sufficient to pay in full (a) the outstanding principal balance of such Notes and (b) accrued and unpaid interest on such Notes payable on the Legal Final Maturity Date. The Servicer shall promptly, after receipt of any offer to purchase the Receivables, inform the Seller of such offer and provide to the Seller a reasonably detailed description of the terms of such offer. The Servicer shall, not less than three Business Days prior to the Legal Final Maturity Date, sell such Receivables to (i) the Seller at the purchase price equal to the highest offer received by the Servicer for the sale of such Receivables, or (ii) the highest bidder for the sale of such Receivables if the Seller does not purchase such Receivables. The proceeds of any such sale of Receivables shall be deposited in the Collection Account and treated as Collections and shall be paid to the Noteholders of the Series being redeemed on the Legal Final Maturity Date to the extent necessary to pay such Notes.


                               [END OF ARTICLE IX]

                                   ARTICLE X
                     REMEDIES OF THE TRUSTEE AND NOTEHOLDERS

         Section 10.01. Early Amortization Events. The occurrence of any of the following events shall constitute an "Early Amortization Event":

               (i) an involuntary petition or any other pleading shall be filed in a court of competent jurisdiction seeking (1) relief in respect of the Issuer, the Seller or the Servicer or of a substantial part of the property or assets thereof, under the Bankruptcy Code, or any other federal or state bankruptcy, insolvency, receivership or similar law, (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer, the Seller or the Servicer or for a substantial part of the property or assets thereof or (3) the winding-up or liquidation of the Issuer, the Seller or the Servicer; and such proceeding, petition or pleading shall continue undismissed for sixty (60) days;

               (ii) the Issuer, the Seller or the Servicer shall (1) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal or state bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely manner, any proceeding or the filing of any petition described in Section 10.01(a) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer, the Seller or the Servicer or for a substantial part of the property or assets thereof, (4) make a general assignment for the benefit of creditors or (5) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (iii) the Issuer becomes subject to the requirement to register as an "investment company" under the Investment Company Act; and

               (iv) with respect to any Series, the occurrence of any other event determined to be an Early Amortization Event for such Series in the applicable Indenture Supplement.

         If any event described in clause (iv) of Section 10.01 occurs with respect to any Series, an Early Amortization Event shall be deemed to have occurred with respect to such Series only if an Early Amortization Event is declared to have occurred in the manner set forth in the applicable Indenture Supplement. If any event described in clauses (i) through (iii) of Section 10.01 occurs, an Early Amortization Event shall be deemed to have occurred immediately upon the occurrence of such event, without any notice or other action on the part of the Indenture Trustee or the Noteholders. The Early Amortization Period shall commence as of the day on which the Early Amortization Event occurs.

         Section 10.02. Remedies.

         (a) Following the occurrence of an Early Amortization Event specified in clauses (i) through (iii) of Section 10.01(a), the Indenture Trustee, acting at the written direction of the Majority Noteholders, may apply all or any part of the Collections to the payment of the Secured Obligations of the Issuer under this Indenture or under any of the other Transaction Documents, as provided herein, and all rights and remedies provided under all other applicable laws, which rights, in the case of each and all of the foregoing, shall be cumulative.

         (b) The Issuer shall be deemed to have appointed the Indenture Trustee its attorney-in-fact with full authority in its place and stead, and in its name, to take any action and to execute any instrument necessary to accomplish the purposes of this Indenture pursuant to and in accordance with the terms of this Indenture, including without limitation to (1) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, (2) settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral, (3) receive, endorse and collect all drafts or other instruments and documents made payable to the Issuer in connection therewith or representing any payment, dividend or other distribution in respect of the Collateral or any part or proceeds thereof, and give full discharge for the same or (4) extend the time of payment of or make any allowance or adjustment with respect to any or all of the Collateral.

         Section 10.03. Indenture Trustee May Enforce Claims Without Possession of the Notes. All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of a trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, be for the ratable benefit of the Noteholders. In any Proceedings brought by the Indenture Trustee (including without limitation any Proceeding involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholders parties to any such Proceeding.

         Section 10.04. Restoration of Rights. In the event the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture, and such Proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions and rights under this Indenture, and all rights, remedies and powers of the Issuer, the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 10.05. Limitations on Suits by Noteholders. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, upon, under or with respect to this Indenture or the Notes, or for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official, or for any other remedy under this Indenture or the Notes, unless:

         (a) such Noteholder shall have previously given written notice to the Indenture Trustee and to the Issuer of a continuing Early Amortization Event;

         (b) the Majority Noteholders shall have previously (1) made written request to the Indenture Trustee to institute, or to cause the institution of, Proceedings in respect of such Early

Amortization Event in its own name as Indenture Trustee under this Indenture and
(2) offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may reasonably be incurred by the Indenture Trustee in compliance with such request;

         (c) the Indenture Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such Proceeding; and

         (d) no direction inconsistent with such request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders;

it being understood and intended that no Noteholder or Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Noteholder or Noteholders, or to obtain or to seek to obtain priority or preference over any other such Noteholder or Noteholders (except as set forth in this Indenture) or to enforce any right under this Indenture or the Notes, except in the manner provided in this Indenture and for the equal and proportionate benefit of all the Noteholders.

         Section 10.06. Control by Noteholders. Pursuant to the terms and provisions of this Indenture, the Majority Noteholders are authorized to direct the Indenture Trustee to take all actions on behalf of the Noteholders under this Indenture, the Notes and the other Transaction Documents and to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or the Noteholders, or the exercising of any trust or power conferred on the Indenture Trustee under this Indenture, the Notes or the other Transaction Documents; provided that, such direction shall not conflict with any rule of law or this Indenture, the Notes or the other Transaction Documents; and provided further that, subject to the provisions of Section 11.01 of this Indenture, the Indenture Trustee shall have the right to decline to follow any such direction (1) if the Indenture Trustee is advised pursuant to the advice or an opinion of counsel that the action or Proceeding so directed may not lawfully be taken or (2) if an Authorized Officer of the Indenture Trustee determines in good faith that the action or Proceeding so directed would involve the Indenture Trustee in personal liability. Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with any direction by the Majority Holders.

         Section 10.07. Indenture Trustee To Give Notice of Early Amortization Event, But May Withhold in Certain Circumstances. The Indenture Trustee shall transmit to the Noteholders and each Rating Agency notice of any Early Amortization Event actually known to an Authorized Officer of the Indenture Trustee, such notice to be transmitted within fifteen (15) days after obtaining actual knowledge of the occurrence thereof; provided, however, that the Indenture Trustee shall not be required to transmit to the Noteholders such notice if such Early Amortization Event shall have been cured before the giving of such notice.


                               [END OF ARTICLE X]



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

                                   ARTICLE XI
                             CONCERNING THE TRUSTEE

         Section 11.01. Duties and Responsibilities of the Indenture Trustee. Except as otherwise required by law, the Indenture Trustee, prior to the occurrence of a Servicer Default and prior to and after the curing or waiving of all Early Amortization Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. The Indenture Trustee shall at all times exercise reasonable care with respect to the Collateral. The Indenture Trustee shall be deemed to have exercised reasonable care with respect to the Collateral if the Collateral is accorded treatment substantially equal to that which the Indenture Trustee accords its own property. If a Servicer Default of which an Authorized Officer has actual knowledge has occurred (which has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

         (a) prior to the occurrence of a Servicer Default and after the curing or waiving of any Servicer Default which may have may occurred:

               (i) the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not conform or investigate the accuracy of mathematical calculations or other facts set forth therein).

         (b) the Indenture Trustee shall not be liable for any error of judgment made in good faith by an Authorized Officer of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

         (c) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Majority Noteholders relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture or any Indenture Supplement;

         (d) the Indenture Trustee shall not be charged with knowledge of any failure by the Servicer to comply with any of its obligations under the Purchase and Servicing Agreement unless an Authorized Officer of the Indenture Trustee obtains actual knowledge of such failure or the Indenture Trustee receives written notice of such failure;

         (e) the Indenture Trustee shall not be charged with knowledge of a Servicer Default or an Early Amortization Event unless an Authorized Officer obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Servicer or the Majority Noteholders;

         (f) the Indenture Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by the Servicer provided, however, that the Indenture Trustee shall forward to the Noteholders any reports, certificates, or other documents required to be delivered pursuant to this Indenture and the Purchase and Servicing Agreement; the Indenture Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements related to the Receivables; the Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust or the Indenture Trustee; and

         (g) the Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or under any Indenture Supplement or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 11.02. Certain Rights of the Indenture Trustee. Subject to
Section 11.01 of this Indenture:

         (a) the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as applicable, in accordance with any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) unless expressly required otherwise, any request or direction of the Issuer mentioned in this Indenture shall be sufficiently evidenced by a written request or order signed by an Authorized Officer of the Owner Trustee or the Servicer;

         (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter (including without limitation an Early Amortization Event be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of a Financial Officer of the Servicer;

         (d) the Indenture Trustee may consult with counsel of its selection, and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, unless so requested in writing by the Majority Noteholders, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, upon two (2) Business Days prior notice and during normal business hours, the books, records and premises of the Issuer, Seller or Servicer, personally or by agent or attorney and the Indenture Trustee shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (g) the Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

         (h) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith, not involving its gross negligence and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Supplement;

         (i) except as otherwise provided in this Indenture or any Indenture Supplement, the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose;

         (j) when the Indenture Trustee incurs expenses or renders services in connection with an Insolvency Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law;

         (k) the Indenture Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral; and

         (l) the rights, privileges, protections and benefits given to the Indenture Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed by it to act hereunder including but not limited to the Securities Intermediary.

         Section 11.03. Certificate of Authorized Officer and Opinion of Counsel. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee a certificate of an Authorized Officer of the Issuer stating that all conditions precedent, if any (including any covenants, compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants, compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto,
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.04. Indemnification.

         The Issuer agrees to indemnify and hold harmless the Indenture Trustee and each Noteholder and each of its respective directors, officers and employees from and against any and all liabilities, losses, claims, damages, actions, suits, judgments, demands, costs and expenses (including reasonable legal fees and expenses) (i) in any way relating to or arising out of this Indenture, any Indenture Supplement or the other Transaction Documents or (ii) sustained by reason of any acts, omissions or alleged acts or omissions relating to or arising out of the activities of the Issuer or the Indenture Trustee pursuant to this Indenture any Indenture Supplement or the Purchase and Servicing Agreement or in connection with the Issuer's performance under this Indenture, any Indenture Supplement or the Purchase and Servicing Agreement, except to the extent such liabilities, losses, claims, damages, actions, suits, judgments, demands, costs or expenses are caused by the gross negligence or willful misconduct of the Indenture Trustee or any Noteholder or any of their respective directors, officers or employees. Payments to the Indenture Trustee in respect of such indemnification shall be payable solely from amounts available for distribution to the Issuer pursuant to this Indenture and Section 8.01(b)(xii) of the Purchase and Servicing Agreement. The Indenture Trustee's rights and remedies in respect of claims for indemnification from the Issuer hereunder shall be subject to the provisions of Section 14.08 hereof. The indemnity set forth in this Section 11.04 shall survive the resignation or removal of the Indenture Trustee and the satisfaction, discharge or termination of this Indenture.

         Section 11.05. Fees and Expenses of the Indenture Trustee. The fees and expenses of the Indenture Trustee will be paid by Z Del pursuant to Section
10.06 of the Purchase and Servicing Agreement.

         Section 11.06. Acts of Noteholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and where it is hereby expressly required, to the Issuer or any other Person. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture or any other Transaction Document and (subject to Section 11.01 of this Indenture) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.06. The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Indenture Trustee deems sufficient. Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such action is made upon such Note. The ownership of a Note for the purpose of this Section 11.06 shall be proved by the Note Register.

         Section 11.07. Payments on the Notes. On each Payment Date the Indenture Trustee shall effect all payments with respect to the Notes pursuant to and in accordance with the terms of this Indenture.

         Section 11.08. Documents and Information. Whenever the Indenture Trustee has the right to require the delivery of information pursuant to this Indenture or any other Transaction Document, the Indenture Trustee shall, acting at the written direction of the Majority Noteholders, request the delivery of such information pursuant to such document. The Indenture Trustee shall make available copies of any document, report or schedule delivered to it pursuant to this Indenture or any other Transaction Document for inspection upon the written request of any of the Noteholders, and shall forward a copy of any such document, report or schedule to any Noteholder, at such Noteholder's expense, upon the written request of such Noteholder. The Indenture Trustee shall also furnish a copy of any such document, report or schedule to each Rating Agency at the expense of the Issuer.

         Section 11.09. Application of Funds; Return of Unclaimed Funds. Until used or applied as provided in this Indenture, all funds received by the Indenture Trustee under this Indenture shall be held in trust for the purposes for which they were received, shall be uninvested for as long as such funds are held in trust (unless otherwise provided by this Indenture) and shall be segregated from other funds of the Indenture Trustee to the extent required by law and under this Indenture. The Indenture Trustee shall be under no liability for interest on any funds received by it except as otherwise agreed with the Issuer. Any funds deposited with the Indenture Trustee for the payment of principal of, and premium (if any) or interest on, the Notes, and remaining unclaimed for two years after the date upon which such principal, premium or interest became due and payable, shall be repaid to the Issuer by the Indenture Trustee upon demand, and any Noteholder to which such deposit related previously entitled to receive payment thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Indenture Trustee with respect to such funds shall thereupon cease.

         Section 11.10. Forwarding of Notices. If the Indenture Trustee shall receive any notice, demand or other written communication from any Noteholder pursuant or related to this Indenture, the Notes or any other Transaction Documents, the Indenture Trustee shall promptly forward a copy of such notice, demand or other written communication to the Issuer.

         Section 11.11. Notes Held by the Indenture Trustee; Rights of Indenture Trustee. The Indenture Trustee, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as Indenture Trustee under this Indenture. The Indenture Trustee may become a creditor, directly or indirectly, of the Issuer or any of its Affiliates or agencies, make any loan or loans thereto, hold or become a pledgee of any form of indebtedness thereof (including, without limitation, the Notes), own, accept or negotiate any drafts, bills of exchange, acceptances or obligations thereof, make disbursements therefor and enter into any commercial or business arrangement therewith without limitation, all without any liability on the part of the Indenture Trustee under this Indenture for any real or apparent conflict of interest by reason of any such dealing.

         Section 11.12. Inspection. Upon reasonable notice to the Indenture Trustee, the Issuer may, at its sole cost and expense, during normal business hours, inspect and photocopy any Notes held by the Indenture Trustee, any books of registration and transfer relating to the Notes, and any other books and records maintained by the Indenture Trustee under this Indenture or any other Transaction Document.

         Section 11.13. Indenture Trustee; Resignation; Removal; Successors. The Issuer agrees, for the benefit of the Noteholders, that there shall at all times be an Indenture Trustee under this Indenture until such time as there are no longer any Notes outstanding under this Indenture, which Indenture Trustee (1) shall be a bank or trust company organized, doing business and in good standing under the laws of the United States of America or of any state thereof with a combined capital and surplus of at least $50 million and (2) shall have a long-term debt rating not less than Baa3 and BBB- by Moody's and Standard & Poor's, respectively, or shall otherwise be acceptable to Moody's and Standard & Poor's. The Indenture Trustee may at any time resign by giving written notice to the Issuer and the Noteholders of its resignation (which notice shall also be delivered to each Rating Agency), specifying the date on which its resignation shall become effective (which shall not be less than thirty (30) days after the date on which such notice is given unless the Issuer and the Majority Noteholders shall agree to a shorter period); provided that, no resignation shall take effect until the appointment of a successor

Indenture Trustee and the acceptance of such appointment by such successor Indenture Trustee in accordance with this Section 11.13. The Indenture Trustee may at any time be removed by the Majority Noteholders by written notice (which notice shall also be delivered to each Rating Agency) from the Majority Noteholders to the Issuer and the Indenture Trustee specifying the date on which such removal shall become effective; provided that, no removal shall take effect until the appointment of a successor Indenture Trustee and the acceptance of such appointment by such successor Indenture Trustee in accordance with this
Section 11.13. If at any time the Indenture Trustee shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or conservator of all or any substantial part of its property, or shall generally not be paying its debts as they become due, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of Chapter 7 or 11 of Title 11 of the Bankruptcy Code or under the provisions of any similar legislation, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Indenture Trustee or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Indenture Trustee, qualified as aforesaid, shall be appointed as follows:

         (a) (i) so long as no Servicer Default shall have occurred and be continuing at the time of receipt by the Issuer of such resignation notice or removal notice, or the time of such incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Issuer, with the consent of the Majority Noteholders (which consent shall not be unreasonably withheld); provided that, if the Issuer and the Majority Noteholders fail to agree on a successor Indenture Trustee within thirty (30) days after such receipt, incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Majority Noteholders; and

               (ii) so long as a Servicer Default shall have occurred and be continuing at the time of receipt by the Issuer of such resignation notice or removal notice, or the time of such incapability of acting, adjudication, filing, assignment, consent, nonpayment of debts, entry of court order, appointment, or taking of charge or control, as the case may be, the successor Indenture Trustee shall be appointed by the Majority Noteholders; and

         (b) the successor Indenture Trustee shall accept its appointment as Indenture Trustee under this Indenture by the execution and delivery of an instrument of appointment, acceptance and succession, whereupon (1) the predecessor Indenture Trustee shall (A) cease to be the Indenture Trustee under this Indenture and (B) at the written direction of the Issuer and the Majority Noteholders deliver and pay over to the successor Indenture Trustee any and all securities, moneys and any other properties then in its possession as Indenture Trustee, and execute all such documents and take all such other actions as may be necessary or advisable to effect the succession and (2) the successor Indenture Trustee, without any further act, deed or conveyance, shall succeed to and become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor Indenture Trustee, with like effect as if originally named as such Indenture Trustee under this Indenture.

         If no successor Indenture Trustee shall have been so appointed and shall have accepted such appointment within thirty (30) days after the receipt by the Issuer of the predecessor Indenture Trustee's notice of resignation or the removal of the predecessor Indenture Trustee, the predecessor Indenture Trustee may, on behalf of the Majority Noteholders, appoint a successor Indenture Trustee, which shall be qualified as required in this Section 11.13 or petition any court of competent jurisdiction for the appointment of a successor trustee. Upon any succession of the Indenture Trustee under this Indenture (notice of which shall be provided to each Rating Agency), the predecessor Indenture Trustee shall be entitled to the payment of compensation and reimbursement agreed to under this Indenture for services rendered and expenses incurred. After any succession of the Indenture Trustee under this Indenture, the provisions of Section 11.04 of this Indenture shall inure to the benefit of the predecessor Indenture Trustee as to any action taken or omitted to be taken by it while it was Indenture Trustee under this Indenture. The Majority Noteholders shall give prompt written notice of the appointment of a successor Indenture Trustee to all of the Noteholders. No Indenture Trustee under this Indenture shall be personally liable for any action or omission of any successor Indenture Trustee.

         Section 11.14. Merger and Consolidation. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto and shall be required to meet the requirements of Section 11.13 of this Indenture. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

         Section 11.15. Separate Indenture Trustees or Co-Trustees. For purposes of meeting the legal requirements of certain local jurisdictions, the Indenture Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Issuer.

         The Indenture Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as such co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may reasonably consider necessary to perform its obligations hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor or trustee under Section 11.13 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.13.

         (b) Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed or to the extent the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 11.15. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof furnished by the Indenture Trustee to the Seller.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.16. The Securities Intermediary.

         (a) The Bank of New York is appointed as the initial Securities Intermediary hereunder and The Bank of New York accepts such appointment.

         (b) The Bank of New York represents and warrants that it is as of the date hereof and shall be for so long as it is the Securities Intermediary hereunder a corporation that (i) in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, and (ii) maintains a Participant's Securities Account (as defined in the United States Regulations) with a Federal Reserve Bank. The Bank of New York agrees with the parties hereto that, as of the date hereof and for so long as it is the Securities Intermediary hereunder, the Collection Account Securities Subaccount and the Excess Funding Account Securities Subaccount shall be an account to which financial assets may be credited. The Bank of New York undertakes that for so long as it is the Securities Intermediary it will treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets, and to exercise the ordinary rights of an entitlement holder, in the fashion contemplated by the UCC. The Bank of New York agrees with the parties hereto that for so long as it is the Securities Intermediary hereunder each item of property credited to the Collection Account Securities Subaccount and the Excess Funding Account Securities Subaccount shall be treated as a "financial asset" within the meaning of the UCC. The Bank of New York covenants that so long as it is the Securities Intermediary hereunder it will not take any action inconsistent with the provisions of this Indenture applicable to it as Securities Intermediary and agrees that as long as it is the Securities Intermediary hereunder no item of property credited to the Collection Account or the Excess Funding Account shall be subject to any security interest, lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

         (c) It is the intent of the Indenture Trustee and the Issuer that each of the Collection Account and the Excess Funding Account shall be an account of the Indenture Trustee and not an account of the Issuer. If, despite such intent, either the Collection Account or the Excess Funding Account is determined to be an account of the Issuer, then (i) the Securities Intermediary shall agree to comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer, and (ii) The Bank of New York, as initial Securities Intermediary agrees that for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer.


                               [END OF ARTICLE XI]

                                   ARTICLE XII
                             DISCHARGE OF INDENTURE

         Section 12.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute all proper instruments acknowledging satisfaction and discharge of this Indenture, when either (1) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced and Notes for payment of which money has theretofore been deposited with the Indenture Trustee at the direction of the Issuer and held in trust by the Indenture Trustee and thereafter repaid to the Issuer and discharged from such trust, as provided in
Section 11.09 of this Indenture) have been cancelled or delivered to the Indenture Trustee for cancellation, and the Issuer has paid all sums payable by it under this Indenture, any Indenture Supplement and under such Notes with respect to such Notes or (2) the Issuer has deposited or caused to be deposited with the Indenture Trustee as funds in trust for the benefit of the Noteholders an amount sufficient (without giving effect to any income or earnings therefrom), in the written opinion of a firm of nationally recognized, independent certified public accountants (which firm may also render other services to the Issuer or any Affiliate thereof) delivered to the Indenture Trustee, to pay and discharge the entire indebtedness on the Notes for principal and interest and premium, if any, and the Issuer has delivered to the Indenture Trustee an Opinion of Counsel stating that all conditions precedent herein provided for or relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations under Sections 11.04, 11.05 and 11.09 of this Indenture shall survive such satisfaction and discharge.


                              [END OF ARTICLE XII]

                                  ARTICLE XIII
                                   AMENDMENTS

         Section 13.01. Modification of Terms without Consent of Noteholders. Modifications of and amendments to this Indenture or the Notes may be made by the Issuer and the Indenture Trustee without the consent of any Noteholder for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any provisions contained in this Indenture or the Notes that may be defective or inconsistent with any other provision contained in this Indenture or the Notes or in any other manner which the Issuer may deem necessary or desirable and which shall not, as evidenced by an Officer's Certificate of the Issuer delivered to the Indenture Trustee, adversely affect the interests of the Noteholders or (ii) modifying, eliminating or adding to the provisions of this Indenture to such extent as shall be necessary, as evidenced by an Opinion of Counsel, to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act to the extent such modifications and amendments do not adversely affect the interests of the Noteholders as evidenced by an Officer's Certificate of the Issuer delivered to the Indenture Trustee. In addition, except for the items set forth in Section 13.02 below, modifications of and amendments to this Indenture or the Notes may be made by the Issuer and the Indenture Trustee without the consent of any Noteholder (a) if each of the Rating Agencies has provided confirmation to the Issuer and the Indenture Trustee that such amendment or waiver shall not result in a reduction or removal of the rating of any class of the Notes or (b) in order to avoid a reduction in or a removal of the rating of the Notes. Any such modifications or waivers of or amendments to this Indenture or the Notes shall be conclusive and binding on all Noteholders.

         Section 13.02. Modifications of Terms with Consent of Noteholders. Modifications of and amendments to this Indenture or the Notes may also be made, and future compliance therewith or past default by the Issuer thereunder may be waived, with the consent of the Majority Noteholders affected by such modification, amendment or waiver; provided that, no such modification or amendment to the Indenture or any Note, and no waiver of the terms and conditions of the Indenture or any Note, may, (A) without the consent of the Noteholder of each such Note affected thereby, (1) change the scheduled maturity date or a Legal Final Maturity Date or the method of determining the required amounts of principal payments on, any Note, (2) reduce the amount of principal, premium (if any) or interest payable with respect to such Note, (3) change the date of payment of principal, premium (if any) or interest with respect to such Note, (4) change the currency in which the payment of principal, premium (if any) or interest with respect to such Note is payable, (5) impair the right to institute suit for the enforcement of any payment due and payable with respect to such Note, (6) reduce the above-stated percentage of the outstanding principal amount of Notes, the consent of whose Noteholders is necessary to modify or amend this Indenture or the Notes or to waive future compliance therewith or past default thereunder, (7) change the method of calculating any redemption price, (8) change any provision with respect to the redemption of the Notes or (9) change any provision regarding the law governing the Transaction Documents or (B) without the consent of 66 2/3% of the holders of the outstanding principal amount of the Notes of all Series, change Section 14.14 of this Indenture. Any such modifications of or amendments to, or waivers with respect to, this Indenture or the Notes shall be conclusive and binding on all Noteholders and on all future Noteholders, whether or not notation of such modifications, amendments or waivers is made upon the Notes. Any instrument given by or on behalf of any Noteholder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent Noteholders of such Note. Any amendment, waiver or modification consented to by the Noteholders shall not be effective unless each of the Rating Agencies has provided confirmation to the Issuer and the Indenture Trustee that such amendment, waiver or modification shall not result in the reduction or removal of the rating of any Class of the Notes affected by such amendment, waiver or modification.

         Section 13.03. Amendment of the Purchase and Servicing Agreement. Except as expressly provided otherwise in this Indenture, no amendment shall be made to the Purchase and Servicing Agreement that would adversely affect in any material respect the interests of the Noteholders or the Indenture Trustee unless the Majority Noteholders affected thereby or Indenture Trustee, as applicable, have consented to such amendment; provided, however, that such amendment shall be deemed to not adversely affect in any material respect the interests of the Noteholders (a) if each of the Rating Agencies has provided confirmation to the Issuer and the Indenture Trustee that such amendment or waiver shall not result in the reduction or removal of the rating of any class of the Notes or (b) if such amendment is necessary to maintain the ratings of the Notes.

         Section 13.04. Indenture Trustee. In accepting any additional trusts created by any modification of or amendment to this Indenture or the Notes, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that such modification or amendment is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such modified or amended Indenture or authenticate any such modified or amended Note, in either case that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 13.05. Notes. Notes to be authenticated and delivered after the modification of, amendment to or waiver under this Indenture permitted by this Indenture may, and shall if required by the Indenture Trustee or the Noteholders thereof, bear a notation in the form approved by the Indenture Trustee and the Issuer as to any matter provided for in connection with such modification, amendment or waiver. If the Indenture Trustee or the Majority Noteholders shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, the Majority Noteholders and the Issuer, to any such modification, amendment or waiver may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in connection with any registered transfer or exchange of Notes.


                              [END OF ARTICLE XIII]

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.01. Notices. All notices and other communications provided under this Indenture shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be delivered in hand, mailed by United States certified or registered first class mail, sent by overnight courier, telegraphed, telexed, transmitted, telecopied or cabled:

         (a) If to the Issuer, to it at:

                      Zale Funding Trust
                      c/o Wilmington Trust Company, as Owner Trustee Rodney Square North
                      1100 North Market Street
                      Wilmington, Delaware 19890

                      Attention:       Corporate Trust Administration

                      Telephone:       (302) 651-1000
                      Telecopy:        (302) 651-8882

                 with separate copies to:

                      General Counsel and Secretary
                      and

                      Treasurer, Finance Department
                      Zale Corporation
                      901 West Walnut Hill Lane
                      Irving, Texas 75038

                      Telephone:       (972) 580-4576
                      Telecopy:        (972) 580-5238

         (b) If to The Bank of New York, to it at:

                      101 Barclay Street
                      12th Floor East
                      New York, New York 10286

                      Attention: Corporate Trust - Asset Backed Finance Unit,

                      Telephone:       (212) 815-2793
                      Telecopy:        (212) 815-5544

         (c) If to Moody's, to it at:

                      Moody's Investor Services Inc.
                      ABS Monitoring Department
                      99 Church Street
                      New York, New York 10007

         (d) If to Standard & Poor's, to it at:

                      Standard & Poor's Ratings Group
                      55 Water Street
                      New York, New York 10041

or, as to each such party, at such other address as shall be designated by such party in a written notice to the other party. All notices and other communications given under this Indenture in accordance with the provisions of this Indenture shall be deemed to have been given on the date of receipt. Except as set forth in Section 10.07 of this Indenture, the Indenture Trustee shall promptly forward to each Noteholder a copy of each notice it receives pursuant to this Indenture or any other Transaction Document. All such notices to Noteholders shall be given at the addresses set forth in the Note Register. In addition, upon the receipt thereof, the Indenture Trustee shall promptly forward to each Noteholder a copy of any proposed and final amendment, modification or waiver that the Indenture Trustee receives with respect to this Indenture or any other Transaction Document. In any case where notice to Noteholders is given by first-class mail, postage prepaid, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to any other Noteholder. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         Section 14.02. No Waiver; Remedies Cumulative. No failure on the part of any party to this Indenture to exercise, and no delay by any such party in exercising, any right under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 14.03. Binding Effect. This Indenture shall become effective, as of the date first written above, when it shall have been executed by the Issuer and the Indenture Trustee. From and after the date this Indenture shall have so become effective, this Indenture shall be binding upon and inure to the benefit of the Issuer and the Indenture Trustee, and their respective successors and assigns; provided that, the Issuer shall not have the right to assign its rights under this Indenture or any interest in this Indenture without the prior written consent of the Indenture Trustee, and the Indenture Trustee shall not have the right to assign its rights under this Indenture or any interest in this Indenture without the prior written consent of the Issuer and the Majority Noteholders, except as may be otherwise expressly provided in Section 11.13 or
11.14 of this Indenture with respect to a successor Indenture Trustee. This Indenture is solely for the benefit of the parties hereto, their successors and permitted assigns and the Noteholders, and no other Person shall acquire or have any right hereunder or by virtue hereof. Upon the payment in full of the Notes, the Issuer shall be entitled to the prompt return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Indenture, and upon such request the Indenture Trustee shall promptly reassign and deliver to the Issuer, or to such Person or Persons as the Issuer shall designate, against receipt, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Indenture, together with appropriate instruments of reassignment and release.

         Section 14.04. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

         Section 14.05. Headings. All section and subsection headings and the Table of Contents used in this Indenture are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

         Section 14.06. WAIVER OF JURY TRIAL. EACH PARTY TO THIS INDENTURE WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. EACH PARTY TO THIS INDENTURE
(1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.06.

         Section 14.07. Severability. In the event any one or more of the provisions contained in this Indenture should be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and the parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 14.08. No Petition in Bankruptcy. The Indenture Trustee covenants and agrees that it shall not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         Section 14.09. Counterparts. This Indenture may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

         Section 14.10. Jurisdiction; Consent to Service of Process. Each party to this Indenture hereby irrevocably and unconditionally (1) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture, or for recognition or enforcement of any judgment arising out of or relating to this Indenture; (2) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, federal court; (3) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (4) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; (5) consents to service of process in the manner provided for notices in Section 14.01 of this Indenture (provided that, nothing in this Indenture shall affect the right of any such party to serve process in any other manner permitted by law); and (6) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding any special, exemplary, punitive or consequential damages.

         Section 14.11. No Recourse. The obligations of the Issuer under this Indenture, the Notes and each other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith are solely the corporate obligations of the Issuer. Except as expressly provided for in Sections 7.03, 7.08 or 8.04(b) of the Trust Agreement, no recourse shall be had for the payment of any fee or any other obligations or claim arising out of or based upon this Indenture, the Notes or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer in connection herewith or therewith against any holder of a Trust Certificate, employee, officer, director, incorporator or agent of the Issuer or any Affiliate of the Issuer.

         Section 14.12. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as the Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by any Person claiming by through or under the Indenture Trustee and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents.

         Section 14.13. Independent Investigation. Each of the Noteholders, by its purchase of the Notes, acknowledges that it has independently and without reliance upon any of the other Noteholders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Issuer, the Seller and the Servicer, and made its own decision to enter into the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby.

         Section 14.14. Institution of Insolvency Proceedings. The Issuer shall not, without the written consent of the Indenture Trustee, to be given only at the direction of not less than 66 2/3% of the holders of the outstanding principal amount of the Notes of all Series, institute proceedings to be adjudicated insolvent, or consent to the institution of any bankruptcy or insolvency case or proceedings against it, or file or consent to a petition under any applicable federal or state law relating to bankruptcy, seeking the Issuer's liquidation or reorganization or any other relief for the Issuer as debtor, or consent to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Issuer or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any such action.


                              [END OF ARTICLE XIV]

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties to this Indenture has caused this Indenture to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                        ZALE FUNDING TRUST

                                        By: WILMINGTON TRUST COMPANY, not in its
                                            individual capacity but solely as
                                            Owner Trustee under the Amended and
                                            Restated Trust Agreement dated as of
                                            July 15, 1999


                                        By /s/ JAMES P. LAWLER
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        THE BANK OF NEW YORK, as Indenture
                                           Trustee and Securities Intermediary


                                        By /s/ ERWIN SORIANO
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                          [Signature page - Indenture]

                                                                       EXHIBIT A

                        Form of Class A Asset Backed Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

PRINCIPAL PAYMENTS OF THIS NOTE MAY BE MADE PRIOR TO THE SERIES TERMINATION DATE UNDER CERTAIN CONDITIONS AS SET FORTH IN THE INDENTURE REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                               ZALE FUNDING TRUST

                         CLASS A[ ]% ASSET BACKED NOTES

No. 1
PRINCIPAL AMOUNT: $
ISSUANCE DATE:  July 15, 1999
SERIES TERMINATION DATE:  [     ]
CLASS A NOTE RATE [   ]% Per Annum

         ZALE FUNDING TRUST (the "Issuer"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal amount of [ ] Dollars (as may be reduced by any payment of Monthly Principal), on the Series Termination Date. The Issuer agrees to pay the principal amount, if any, which is the Monthly Principal, on the fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day (each, a "Payment Date"), commencing with the Amortization Commencement Date, until the outstanding principal amount hereof is paid or reduced to zero pursuant to the terms of the Indenture or payment therefor is made available pursuant to the Indenture (as referred to below). The Issuer further agrees to pay interest at the rate of [ ]% per annum (the "Class A Note Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months on each Payment Date, commencing with August 15, 1999, equal to the interest that accrued during the preceding Fixed Rate Interest Period on the principal balance of this Note outstanding during such calendar month after giving effect to payments of principal, if any, made on the preceding Payment Date. Interest on this Note will accrue from and including the 15th day of the month preceding the month in which such Payment Date occurs (or, in the case of the first Payment Date, from and including the Issuance Date) to and including the 14th day of the month in which such Payment Date occurs.

         Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the Class A Note Rate.

         The principal of, premium if any, and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal (and premium, if any) of this Note.

         This Note is one of the Notes referred to in the Indenture dated as of July [ ], 1999 (the "Indenture"), between the Issuer and The Bank of New York, as Indenture Trustee which, among other things contains provisions for the acceleration of the maturity hereof upon the occurrence of certain events, for the optional redemption of this Note by the Issuer and for the amendment or waiver of certain provisions of the Indenture, all upon the terms and conditions therein specified. Capitalized terms which are used herein that are not defined shall have the meaning assigned to such terms in the Indenture. Upon written request, the Indenture Trustee shall provide a copy of such Indenture to the holder of this Note. This Note shall not be subject to optional prepayment except as provided in the Indenture.

                                                                       EXHIBIT B


                                   [Reserved]

                                                                       EXHIBIT C


                                   [Reserved]

                                                                       EXHIBIT D


                                   [Reserved]

                                                                       EXHIBIT E
                                                                to the Indenture



                   [FORM OF NOTICE TO NOTEHOLDERS PURSUANT TO
                         SECTION 10.03 OF THE INDENTURE]

                               ZALE FUNDING TRUST

TO:      Holders of Zale Funding Trust Asset Backed Notes, Series [_______]

Re: Event of Default Relating to Zale Funding Trust and Disposition of Trust Property

         THIS NOTICE CONTAINS IMPORTANT INFORMATION REGARDING ZALE FUNDING TRUST AND ZALE DELAWARE, INC. PLEASE READ THIS NOTICE CAREFULLY AND RETURN THE ATTACHED NOTEHOLDER INSTRUCTION TO THE INDENTURE TRUSTEE BY [DATE]. UNLESS THE TRUSTEE IS INSTRUCTED BY SUCH DATE BY HOLDERS OF A MAJORITY IN AGGREGATE PRINCIPAL AMOUNT OF THE ZALE FUNDING TRUST ASSET BACKED NOTES, SERIES [__] TO DISPOSE OF THE TRUST PROPERTY ALLOCABLE TO YOUR SERIES, THE TRUST PROPERTY WILL BE RETAINED AND NOT LIQUIDATED.

         [Describe circumstances of Zale Funding Trust Event of Default].
Section 10.03 of the Indenture under which the Notes were issued provides that the Trustee will sell the Trust Property allocable to a Series and distribute the proceeds thereof to the Noteholders of such Series if so instructed by a majority in principal amount of the Notes of such Series in the manner provided in the Indenture. If the net proceeds of the sale of such portion of the Trust Property are not sufficient to pay the Notes of your Series in full, Holders of one or more of the classes of Notes of your Series will fail to recover the outstanding principal amount of their Notes.

         Option A on the attached Noteholder Election Form is an instruction to the Trustee to retain the Trust Property.

         Option B on the attached Noteholder Election Form is an instruction to the Trustee to sell the Trust Property allocable to your Series and distribute the proceeds of such sale to the Noteholders of your Series in the manner provided in the Indenture. FAILURE TO RETURN THE ATTACHED NOTEHOLDER ELECTION FORM TO THE TRUSTEE BY [DATE], OR FAILURE TO SELECT EITHER OPTION A OR B ON THE ATTACHED NOTEHOLDER ELECTION FORM, WILL BE DEEMED TO BE A SELECTION OF OPTION A.

                            NOTEHOLDER ELECTION FORM


[ ] Option A -- The undersigned holder of Zale Funding Trust Asset Backed Notes, [Series 199_ - _] [20__-_] hereby instructs the Trustee to retain the Trust Property allocable to the Noteholder's Series.

[ ] Option B -- The undersigned holder of Zale Funding Trust Asset Backed Notes, [Series 199__ - __] [20__-_] hereby instructs the Trustee to sell the Trust Property allocable to the Noteholder's Series and to distribute the net proceeds of such sale to the Noteholders of such Series in the manner provided in the Indenture.



                                                 By:
                                                    ----------------------------
                                                    Name of Noteholder

                                                                       EXHIBIT F


                                   [Reserved]

                                                                       EXHIBIT G

                                   [Reserved]

                                                                       EXHIBIT H
                                                                to the Indenture


                          (FORM OF ASSIGNMENT OF NOTE)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, _______________ hereby sells, assigns, and transfers unto _____________________

                                                       Please insert Social
                                                       Security or other
                                                       identifying number of
                                                       assignee:

                                                       -------------------------

the attached Note of ZALE FUNDING TRUST (the "Issuer") standing in the name(s) of the undersigned in the Note Register maintained by the Indenture Trustee for the Issuer and does hereby irrevocably constitute and appoint _____________ Attorney to transfer such Note in such Note Register, with full power of substitution in the premises. This sale, assignment and transfer is made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 144A promulgated thereunder, to a "qualified institutional buyer" as defined in such Rule 144A or pursuant to an exemption from registration under the Act pursuant to Rule 904 of Regulation S promulgated thereunder.

Date:
     -------------------                          ------------------------------
                                                         [Signature]

                                                  Notice: The signature(s) to
                                                  this assignment must
                                                  correspond with the name(s) as
                                                  written upon the face of the
                                                  Note to be transferred in
                                                  every particular without
                                                  alteration or any change
                                                  whatsoever. The signature(s)
                                                  must be guaranteed by a
                                                  commercial bank or trust
                                                  company located, or having a
                                                  correspondent location, in the
                                                  City of New York or the city
                                                  in which the corporate trust
                                                  office of the Indenture
                                                  Trustee is located, or by a
                                                  member firm of a national
                                                  securities exchange. Notarized
                                                  or witnessed signatures are
                                                  not acceptable as guaranteed
                                                  signatures.

Signature Guarantee:


- ------------------------------------
        Name of Institution


- ------------------------------------
        Authorized Officer

                           [FORM OF TRANSFEROR LETTER]

                                                                       EXHIBIT I
                                                                to the Indenture

The Bank of New York,
as Indenture Trustee
under the Indenture

                  Re:      Zale Funding Trust
                           Asset Backed Notes, Series [_____]

Ladies and Gentlemen:

         In connection with our sale of the above-referenced notes (the "Notes") of Zale Funding Trust (the "Issuer"), we confirm that:

         (a) We reasonably believe that the purchaser of the Notes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act").

         (b) We, and any person acting on our behalf, have taken reasonable steps to ensure that the purchaser of the Notes is aware that we may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A thereunder.

         (c) If the purchaser has made a request to us for information pursuant to Rule 144A(d)(4) under the Act, we confirm that the purchaser has received such information as has been provided by the Issuer in response to such request; it being understood that we make no representation as to whether such information complies with the requirements of such Rule.

                                              Very truly yours,

                                              [NAME OF INVESTOR]



                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                           [FORM OF TRANSFEREE LETTER]

                                                                       EXHIBIT J
                                                                to the Indenture

The Bank of New York,
as Indenture Trustee
under the Indenture

                  Re:      Zale Funding Trust
                           Asset Backed Notes, Series [_______]

Ladies and Gentlemen:

         In connection with our purchase of the above-referenced notes (the "Notes") of Zale Funding Trust (the "Issuer"), we hereby confirm that we are not an Affiliate (as such term is defined in the Indenture governing the Notes) of the Issuer.

                                              Very truly yours,

                                              [NAME OF TRANSFEREE)




                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT K

Form of Certificate of Transferor
(NonRule 144A/Rule 904 Transfer of Notes)

[to come]

                                                                       EXHIBIT L

Form of Certificate of Transferee
(NonRule 144A/Rule 904 Transfer of Notes)

[to come]

                                                                       EXHIBIT N

Form of Collection Deposit Account Letter

[to come]

                                                                      SCHEDULE I
                                 [TO BE UPDATED]

P.O. Boxes
    Zale Delaware, Inc.
    (Zales, Bailey & Outlet)        P.O. Box 78102        Phoenix, AZ 85062-8102
    (Gordon's)                      P.O. Box 78101        Phoenix, AZ 85062-8101

Collection Deposit Accounts
    Bank One, AZ                    6010011963144

Collection Deposit Banks
    Bank One, AZ                    Phoenix, AZ

Collection Account                  [TBD]
Interest Sub-Account                [TBD]
Excess Funding Account              [TBD]
Optional Redemption Account         [TBD]

Concentration Accounts
    First Union                     Philadelphia, PA      2100012953658
    Bank Boston                     Boston, MA            551-49011

                                                                    SCHEDULE III

UCC Filing Jurisdictions

Texas Secretary of State

Delaware Secretary of State